As filed with the Securities and Exchange Commission on May 14, 2007
Registration No. _____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

Atrion Corporation
(Exact name of Registrant, as specified in its charter)

Delaware	63-0821819
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

 One Allentown Parkway
Allen, Texas 75002
(Address of principal executive offices)
______________________________
Atrion Corporation
2006 Equity Incentive Plan
(Full title of the plan)
______________________________

Emile A. Battat Chairman and President One Allentown Parkway Allen, Texas 75002 (Name and address of agent for service) (972) 390-9800 (Telephone number, including area code, of agent for service)	(With a copy to:) B.G. Minisman, Jr. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Suite 1600 420 20th Street North Birmingham, Alabama 35203
______________________________
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.10 par value	92,500 shares	$91.49	$8,462,825	$259.81
(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Company's Common Stock that become issuable under the above-named plan by reason of any stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act on the basis of $91.49 per share, the average of the high and low prices of the Common Stock as quoted on the Nasdaq Global Market on May 9, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participants in the Atrion Corporation 2006 Equity Incentive Plan (the "Plan") as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by Atrion Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company pursuant to the requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 9, 2007.

(b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year ended December 31, 2006.

(c) The description of securities contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 10, 2006.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.

Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company will provide, without charge, to each plan participant a copy of the documents incorporated by reference in Item 3 of Part II of this registration statement, upon written or oral request. Further, we will provide plan participants, without charge, upon written or oral request, other documents required to be delivered pursuant to Commission Rule 428(b). Telephone and written requests should be directed to Atrion Corporation, Attn: Jeffery Strickland, Vice President, Chief Financial Officer and Secretary-Treasurer, One Allentown Parkway, Allen, Texas 75002, (972) 390-9800.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article XI of the Registrant's Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts such as the breach of a director's duty of loyalty or acts or omissions involving intentional misconduct or a knowing violation of law.

Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eleven of the Company's certificate of incorporation includes such a provision.

The Company also maintains liability insurance for directors and officers, as authorized by Section 145 of the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	2006 Equity Incentive Plan, incorporated by reference to Schedule 14A filed April 6, 2006 (File No. 000-10763)
4.2	Atrion Corporation 1997 Stock Incentive Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56509)
4.3	Atrion Corporation 1998 Outside Directors Stock Option Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56511)
4.4
Rights Agreement, dated as of August 7, 2006, between the Company and the Rights Agent, incorporated by reference to the Company’s Registration Statement on Form 8-A, filed with the Commission on August 10, 2006 (File No. 001-32982)

5.1	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
10.1	Form of Award Agreement for Non-Qualified Stock Option, incorporated by reference to the Company's Quarterly Report on Form 10-Q filed August 8, 2006 (File No. 000-10763)
10.2	Form of Award Agreement for Incentive Stock Option, incorporated by reference to the Company's Quarterly Report on Form 10-Q filed August 8, 2006 (File No. 000-10763)
10.3	Form of Award Agreement for Restricted Stock, incorporated by reference to the Company's Quarterly Report on Form 10-Q filed August 8, 2006 (File No. 000-10763)
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., contained in Exhibit 5.1
23.2	Consent of Grant Thornton LLP
24	Power of Attorney, included on signature page

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas on May 14, 2007.

ATRION CORPORATION

By: /s/ Emile A. Battat
Its: President, Chief Executive Officer & Chairman
       of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Emile A. Battat and Jeffery Strickland, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Emile A. Battat	Chairman of the Board,	May 14, 2007
Emile A. Battat	President and Chief Executive Officer

/s/ Jeffrey Strickland	Vice President, Chief Financial	May 14, 2007
Jeffery Strickland	Officer and Secretary-Treasurer

/s/ Hugh J. Morgan, Jr.	Director	May 14, 2007
Hugh J. Morgan, Jr.

/s/ Roger F. Stebbing	Director	May 14, 2007
Roger F. Stebbing

/s/ John P. Stupp, Jr.	Director	May 14, 2007
John P. Stupp, Jr.

/s/ Ronald N. Spaulding	Director	May 14, 2007
Ronald N. Spaulding

EXHIBIT INDEX

Exhibit Number	Description
4.1	2006 Equity Incentive Plan, incorporated by reference to Schedule 14A filed April 6, 2006 (File No. 000-10763)
4.2	Atrion Corporation 1997 Stock Incentive Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56509)
4.3	Atrion Corporation 1998 Outside Directors Stock Option Plan, incorporated by reference to the Company's Form S-8 filed June 10, 1998 (File No. 333-56511)
4.4
Rights Agreement, dated as of August 7, 2006, between the Company and the Rights Agent, incorporated by reference to the Company’s Registration Statement on Form 8-A, filed with the Commission on August 10, 2006 (File No. 001-32982)

5.1	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
10.1	Form of Award Agreement for Non-Qualified Stock Option, incorporated by reference to the Company's Quarterly Report on Form 10-Q filed August 8, 2006 (File No. 000-10763)
10.2	Form of Award Agreement for Incentive Stock Option, incorporated by reference to the Company's Quarterly Report on Form 10-Q filed August 8, 2006 (File No. 000-10763)
10.3	Form of Award Agreement for Restricted Stock, incorporated by reference to the Company's Quarterly Report on Form 10-Q filed August 8, 2006 (File No. 000-10763)
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., contained in Exhibit 5.1
23.2	Consent of Grant Thornton LLP
24	Power of Attorney, included on signature page